Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

NEW YORK, NY – November 4, 2020 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announces financial and operating results for the third quarter 2020 and declares its third quarter 2020 dividend.

Highlights

●	Net production of 4,471 barrels of oil equivalent per day (“boe/d”) for the third quarter 2020

●	237 gross line-of-sight wells (3.13 net wells) permitted and in active development as of October 27, 2020; 3.13 net line-of-sight wells represents an increase of 24% compared to the prior quarter

●	Line-of-sight inclusive of 6 gross recently permitted Hooks Ranch wells(1)

●	Averaged 2 rigs running on Falcon’s Eagle Ford position during the third quarter 2020

●	12 gross, 0.03 net wells were turned in line during the third quarter 2020

●	Third quarter 2020 net income of $1.3 million(2), or $0.01 per Class A share

●	Adjusted EBITDA of $6.5 million for the third quarter 2020(3)

●	Net debt decreased to $36.5 million; net debt / LTM EBITDA ratio of 1.27x(3)(4)

●	Third quarter 2020 Pro-forma Free Cash Flow of $0.07 per share(3)

●	Third quarter 2020 dividend declared of $0.065 per share; dividend represents a 117% increase from second quarter 2020. Dividend represents a payout ratio of 93% of Pro-forma Free Cash Flow in the third quarter 2020

●	Dividend will be paid on December 8, 2020 to all shareholders of record on November 24, 2020

(1)	The 6 recently permitted Hooks Ranch wells will have extended laterals from an adjacent property into the Hooks Ranch position. The resulting Net Revenue Interest contribution from the 6 wells will be approximately 7.5% per well.

(2)	Net income shown above includes amounts attributable to non-controlling interests.

(3)	Please refer to the disclosure on pages 7-8 for a reconciliation of the identified non-GAAP measures to net income, the most comparable financial measure prepared in accordance with GAAP.

(4)	Calculated by dividing the sum of total debt outstanding less cash on hand as of September 30, 2020 by Adjusted EBITDA for the trailing 12-month period.

Daniel Herz, President and Chief Executive Officer of Falcon Minerals commented, “Falcon Minerals has shown its strength and resilience through this turbulent environment in the energy industry. Production rose moderately from the second quarter, yet Falcon was able to more than double free cash flow, increase the Company’s dividend 117%, and further reduce net debt to $36.5 million by the end of the third quarter.” Mr. Herz continued, “Looking ahead, the business is extremely well positioned with 3.13 net wells in our line-of-sight, which represents a 24% increase to the line-of-sight we had reported in the second quarter.

“We continue to believe that our stock price is meaningfully disconnected from the true value of our business. Management and the Board of Directors are continuing to review methods to increase value to our equity holders. We have made progress in this review and will report to you on our conclusions when we have completed fully evaluating all alternatives to address that disconnect” Mr. Herz concluded.

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Financial Update

Falcon realized prices of $36.91 per barrel (“bbl”) for crude oil, $1.98 per thousand cubic feet (“mcf”) for natural gas and $13.58/bbl for natural gas liquids (“NGL”) during the third quarter 2020.

Falcon reported net income of $1.3 million, or $0.01 per Class A common share, for the third quarter 2020, which includes amounts attributable to non-controlling interests. Falcon generated royalty revenue of $9.9 million (approximately 73% oil) for the third quarter 2020. The Company reported Adjusted EBITDA (a non-GAAP measure defined and reconciled on pages 7-8) of $6.5 million for the third quarter 2020.

Total cash operating costs for the third quarter 2020 were $3.2 million. General and administrative expense for the third quarter 2020, excluding non-cash stock-based compensation expense, was approximately $1.9 million.

As of September 30, 2020, the Company had $39.0 million of borrowings on its revolving credit facility, and $2.5 million of cash on hand, resulting in a net debt of approximately $36.5 million at the end of the quarter. Falcon’s net debt / LTM EBITDA ratio was 1.27x at September 30, 2020.(5)

(5)	Calculated by dividing the sum of total debt outstanding less cash on hand as of September 30, 2020 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure on pages 7-8 for the Reconciliation of net loss to Non-GAAP Measures.

Third Quarter 2020 Dividend

Falcon’s Board of Directors declared a dividend of $0.065 per Class A share for the third quarter 2020. During the third quarter 2020, the Company generated Pro-forma Free Cash Flow per share of $0.07(6) (as described and reconciled on page 7-8). The dividend for the third quarter 2020 will be paid on December 8, 2020 to all Class A shareholders of record on November 24, 2020. The third quarter 2020 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

The Company expects that substantially all of its third quarter dividend will not constitute taxable dividend income and instead will result in a non-taxable reduction to the tax basis of the shareholders’ common stock. The reduced tax basis will increase a shareholders’ capital gain (or decrease shareholders’ capital loss) when shareholders’ sell their common stock. Furthermore, the Company expects that substantially all dividends paid to shareholders’ during 2020 will not be taxable dividend income.

(6)	The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that approximately 86. 5 million Class A shares would be outstanding. The pro-forma Class A shares reflects the dilution from 0.5 million unvested restricted stock awards which receive dividend equivalent rights (“DER”) on a quarterly basis

Operational Results

Falcon’s production averaged 4,471 boe/d during the third quarter 2020, of which approximately 48% was oil. Eagle Ford production was approximately 55% oil during the third quarter 2020. Falcon had 12 gross wells turned in line (0.03 net wells) with an average net royalty interest (“NRI”) of approximately 0.23% during the third quarter 2020.

Falcon currently has 2,026 gross producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.29%.

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As of October 27, 2020, the Company had 237 line-of-sight wells (3.13 net wells) with an average NRI of 1.32% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	110	1.43	1.30%
Waiting on completion	94	1.41	1.50%
Waiting on connection	33	0.29	0.89%
Total line-of-sight	237	3.13	1.32%

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss third quarter 2020 results on Thursday, November 5, 2020 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0702). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on November 5, 2020. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888) 539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (153751#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted mineral rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 80,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, the tax treatment of dividends paid, Falcon’s plans, initiatives, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

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FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Oil and gas sales	$9,942	$15,908	$29,848	$55,411
Gain (loss) on hedging activities	(273)	-	(463)	-
Total revenue	9,669	15,908	29,385	55,411
Expenses:
Production and ad valorem taxes	745	891	2,205	2,940
Marketing and transportation	562	584	1,567	1,933
Amortization of royalty interests in oil & gas properties	3,542	3,184	10,485	9,624
General, administrative and other	2,806	3,168	8,618	8,728
Total expenses	7,655	7,827	22,875	23,225
Operating income	2,014	8,081	6,510	32,186
Other income (expense):
Other income	31	58	94	134
Interest expense	(490)	(650)	(1,706)	(1,838)
Total other income (expense)	(459)	(592)	(1,612)	(1,704)
Income before income taxes	1,555	7,489	4,898	30,482
Provision for income taxes	243	1,132	400	3,920
Net income	1,312	6,357	4,498	26,562
Net income attributable to non-controlling interests	(723)	(3,473)	(2,278)	(14,540)
Net income attributable to shareholders	$589	$2,884	$2,220	$12,022

Class A common shares (basic and diluted)	$0.01	$0.06	$0.05	$0.26

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FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$2,501	$2,543
Accounts receivable	4,676	7,889
Prepaid expenses	1,035	1,182
Total current assets	8,212	11,614
Royalty interests in oil & gas properties, net of accumulated amortization	210,808	219,192
Property and equipment, net of accumulated depreciation	453	517
Deferred tax asset, net	55,962	56,352
Other assets	3,357	2,530
Total assets	$278,792	$290,205

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,162	$2,206
Other current liabilities	829	-
Total current liabilities	2,991	2,206
Credit facility	39,000	42,500
Other non-current liabilities	984	473
Total liabilities	42,975	45,179
Shareholders' equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	125,239	129,127
Non-controlling interests	110,569	115,890
Retained earnings	-	-
Total shareholders' equity	235,817	245,026
Total liabilities and shareholders' equity	$278,792	$290,205

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Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income before interest expense, net, depletion expense, provision for income taxes, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation. We define Pro-forma Free Cash Flow as net income before depletion expense, provision for income taxes, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

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Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

	Three Months Ended September 30, 2020	Fully Converted Per Share Basis Three Months Ended September 30, 2020 (1)

Net income	$1,312	$0.02
Interest expense (2)	490	0.01
Depletion and depreciation	3,568	0.04
Share-based compensation	893	0.01
Unrealized loss on commodity derivatives	34	-
Income tax expense	243	-
Adjusted EBITDA	$6,540	$0.08
Interest expense (2)	(490)	(0.01)
Pro-forma Free Cash Flow	$6,050	$0.07

(1)	Per share information is presented on a fully converted basis and includes both the 46. 6 million Class A common shares (inclusive of 0.5 million unvested restricted stock awards which receive DERs) and the 40.0 million Class C common shares that are outstanding as of September 30, 2020. As such, net income per fully converted share in this schedule is not comparable to earnings per share of $0.01 for the period ended September 30, 2020 as shown on the Statement of Operations.
(2)	Interest expense includes amortization of deferred financing costs.

Calculation of cash available for dividends for the third quarter 2020 (in thousands):

Three Months Ended
September 30,
2020
Adjusted EBITDA	$6,540
Interest expense (2)	(490)
Net cash available for distribution	$6,050

Cash to be distributed to non-controlling interests	$2,600
Cash to be distributed to Falcon Minerals Corp.	$2,996

Dividends to be paid to Class A shareholders	$2,996

(2)	Interest expense includes amortization of deferred financing costs.

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FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Production Data:
Oil (bbls)	197,652	220,537	656,326	695,423
Natural gas (boe)	149,900	133,749	440,494	468,123
Natural gas liquids (bbls)	63,821	89,652	188,297	240,015
Combined volumes (boe)	411,373	443,938	1,285,117	1,403,561
Average daily combined volume (boe/d)	4,471	4,825	4,690	5,141

Average sales prices:
Oil (bbls)	$36.91	$60.02	$34.65	$60.90
Natural gas (mcf)	$1.98	$2.15	$1.88	$2.70
Natural gas liquids (bbls)	$13.58	$10.57	$11.42	$15.12
Combined per boe	$24.17	$35.84	$23.24	$38.16

Average costs ($/boe):
Production and ad valorem taxes	$1.81	$2.01	$1.72	$2.09
Marketing and transportation expense	$1.37	$1.32	$1.22	$1.38
Cash general and administrative expense	$4.59	$4.86	$4.90	$4.88
Interest expense, net	$1.19	$1.46	$1.33	$1.31
Depletion	$8.61	$7.17	$8.16	$6.86

Falcon Minerals Contact:

Bryan C. Gunderson

Chief Financial Officer

bgunderson@falconminerals.com

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